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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of earliest event reported): SEPTEMBER 27, 1996

                      COMPUTER LEARNING CENTERS, INC.
           (Exact name of registrant as specified in its charter)

DELAWARE                            0-26040                       36-3501869
(State of other juris-            (Commission                    (IRS Employer
diction of incorporation)         File Number)                   Identification
                                                                     Number)

11350 RANDOM HILLS ROAD
SUITE 240
FAIRFAX, VIRGINIA                                               22030
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:        (703) 359-9333


                         ----------------------------------
             (Former name or former address, if changed since last report)

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Item 5. OTHER EVENTS

   Computer Learning Centers, Inc. (the "Company") announced today that late on Friday, September 27, 1996 it received notification from the U.S. Department of Education ("DOE") that its Chicago Learning Center was unsuccessful in its appeal of the 1991 and 1993 student cohort default rates and as a result has been terminated from the Title IV Federal Family Education Loan ("FFEL") and the Federal Pell Grant programs.

   The DOE also notified the Company that it may apply to restore eligibility in the FFEL program on October 1, 1997. As is customarily the case with default rate appeals, the DOE provided no additional data concerning the reasons the appeal was unsuccessful.

   The loss of eligibility affects only the Chicago Learning Center which accounted for approximately 11% of the Company's revenue for fiscal 1996. The Company's Chicago Learning Center remains eligible to participate in the Federal Supplemental Educational Opportunity Grant program and the Federal Perkins loan program.

   The Company also announced that it is initiating legal action against the DOE to compel the recognition of its 1994 cohort default rate of 20.1% as representing the most recent cohort default rate data. The DOE issued the 1994 rate to the Chicago Learning Center in June 1996, but maintains that the rate is not final until published by the Secretary of Education later this year. Use of the 1994 cohort default rate would mean that the school's three most recent cohort default rates were not all over 25%, thereby restoring the Chicago Learning Center's eligibility to the FFEL and Pell Grant programs.

   The Company is also challenging the DOE's denial of the Chicago Learning Center's appeal, which was based on errors in the servicing of student loans by lenders and guaranty agencies. Under federal law, improperly serviced student loans may not be charged against an institution's calculation cohort default rate.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)   EXHIBITS

                A list of exhibits filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits and is incorporated herein by reference.

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                       SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               COMPUTER LEARNING CENTERS, INC.

                               By:  /s/ Charles L. Cosgrove
                                    ____________________________
                                    Charles L. Cosgrove
                                    Chief Financial Officer

Dated: September 30, 1996

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                               INDEX TO EXHIBITS

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EXHIBIT NUMBER                           EXHIBIT
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
    99.1                                 Press Release Dated September 30, 1996
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